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MINING AGREEMENT

NIAGARA COPPER-SILVER PROPERTY

THIS MINING AGREEMENT, dated as of Oct 13, 2011, is between Revett Metals Associates ("RMA"), and NEW JERSEY MINING COMPANY ("NJMC").

RECITALS

A. RMA owns a royalty interest in certain real property, called the Niagara Copper-Silver Property located in Shoshone County, Idaho, more particularly described in Exhibit A attached hereto and made a part hereof.

B. NJMC desires to convert from the Exploration Phase to the Mining Phase and desires to enter into a mining agreement covering the Premises.

AGREEMENT

IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the promises and covenants contained herein, the parties agree as follows:

1. **TERM.** This Agreement has a term ending twenty five (25) years from the date hereof and as long thereafter as minerals are mined, processed or marketed from the Premises on a continuous basis or unless sooner terminated under any of the provisions herein. For this purpose mining, processing or marketing operations shall be deemed continuous so long as all of said operations continue for a minimum of 24 months out of any 60-month period.

2. **NET SMELTER RETURN ROYALTY [NSR].** RMA hereby reserves and NJMC shall pay as a production royalty 3%of the Net Smelter Return of all ores or concentrates of minerals mined and shipped from the Premises (the "NSR Royalty").

As used herein, "Net Smelter Return" means the amount paid by any smelter or other ore purchaser for ores or concentrates sold less actual costs of transportation and other costs in the course of handling, assumed by or charged to NJMC (including freight, insurance and tax) in making

shipments from the Premises or NJMC's mill to the smelter or other purchaser, less all charges for refining, sampling, assaying, and penalties, less all royalties or overriding royalties burdening the Premises that exist on the date of this Agreement or are created by RMA after the date hereof, and less gross production, severance, general property and other taxes attributable to production from the Premises. If NJMC chooses to process the concentrates in its own metallurgical plant, Net Smelter Returns shall be calculated using typical terms of a North American smelter.

Advance royalties paid under this contract and cash payments made under the Exploration Agreement And Option To Convert To Mining Agreement dated November 28, 2006 (the total of such payments being the sum of $16,500), are deductible from Net Smelter Return royalties on sales of ores or concentrates.

The NSR Royalty shall be accounted for and paid monthly to RMA within 30 days after the end of each calendar month within which the minerals are sold and payment received. All payments shall be accompanied by a statement explaining the manner in which payment was calculated. No royalty shall be due or payable on any minerals stockpiled on the Premises until the sale or disposition thereof, provided NJMC shall give RMA a notice specifying the tonnage and location of any such stockpiles annually. Within 90 days after receiving the above-described statement of account, RMA shall give notice of any objections to the statement, for any reason, touching upon its accuracy or inaccuracy, by mailing such objections to NJMC as provided in Section 16 below; and in default thereof, any inaccuracies in such statement shall be deemed waived by RMA.

34. **MINIMUM ADVANCE ROYALTIES.** NJMC shall pay to RMA at the signing of this Agreement, and at each anniversary, the sum of $18,000 unless, with respect to annual payments, production royalties for the preceding year have exceeded $18,000.

4. **INSPECTION OF PROPERTY.** RMA, or its authorized agents or representatives, shall have the right to enter in or upon the Premises during the regular business hours of NJMC for the purpose of inspection, but shall enter at their own risk and shall not unreasonably interfere with NJMC's operations.

5. **INSPECTION OF ACCOUNTS AND RECORDS.** NJMC shall keep accurate, clear and legible books of accounts and records pertaining to its sales of minerals hereunder, and RMA shall have the right, either personally or through its representatives, and at its expense, to examine and inspect the books and records of NJMC pertaining to the production and shipping of minerals by NJMC from the Premises. Any information acquired by RMA or its representatives from any such inspection shall be treated as confidential.

6. **CONTROL OF MINING.** RMA's sole right with respect to its NSR Royalty shall be to receive the NSR Royalty for minerals sold, if any, from the Premises. NJMC shall have full discretion in the exploration, development and operation of the Premises and shall in no event be

J.d. [initials]

obliged to explore for, develop, drill, mine, mill or concentrate minerals.

7. **INDEMNITY.** NJMC shall assume all liability in connection with its operations on the Premises and shall hold RMA harmless from any and all liability which may arise out of NJMC's development and operation of the Premises.

8. **COMMINGLING OF ORES.** Ores and minerals mined from the Premises may be commingled with ores and minerals from other lands, provided that nothing herein shall relieve NJMC from its obligation for payment of the NSR Royalty. In the event of and prior to such commingling, NJMC shall weigh, sample and assay the ores mined from the Premises before they are commingled so as to allow allocation of the resulting concentrate to the respective properties from which derived. All such weighing, sampling, assaying and allocation shall be performed in accordance with good mining practices prevailing at the time.

9. **TAILINGS AND BACKFILL.** The tailings, mine backfill and residue from metallurgical treatment of ores mined from the Premises shall be deemed waste and may be deposited on the Premises or on other lands. RMA shall have no right, title or interest in any such tailings or residue remaining on the Premises for a period of one year after the date on which this Agreement has expired, or has been terminated by NJMC as to all of the Premises. Any tailings, mine backfill or residue remaining after said date shall be deemed abandoned by NJMC and thereupon shall become the property of RMA if RMA chooses to accept the property.

10. FORCE MAJEURE. NJMC shall not be liable or in default under any provisions of this Agreement for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond NJMC's control, which causes hereinafter are called _force majeure._ For the purposes of this Agreement, the term _force majeure_ shall include, but not be limited to, fires, floods, windstorms and other damage from the elements; strikes, war, insurrection, mob violence and riots; unavailability of materials, labor and transportation; lack of a reasonable market for minerals mined from the Premises; unavailability of smelting or refining facilities; low metals prices making the operation unprofitable; interference, action, legislation or regulation by governmental or military authority, including a requirement by such authority that an environmental impact statement, plan of operation or similar statement or document be prepared or approved; litigation; and acts of God or acts of the public enemy. The duration of this Agreement and of the time for completion of performance by NJMC of its rights and obligations hereunder shall be extended for a period equal to the period of disability as a result of the event of force majeure, provided NJMC gives RMA written notice of the existence of the event of force majeure. All periods of force majeure shall be deemed to begin at the time NJMC stops performance hereunder by reason of force majeure. Notwithstanding the foregoing, the parties understand that an event of force majeure shall not excuse any obligation to make a payment of money or common stock required by this Agreement.

11. **FIRST RIGHT OF REFUSAL.** If, at any time during the term of this Agreement, RMA shall, in response to a bona fide offer to purchase all or part of its royalty interest in the

7.9 [illegible]

Premises from a third party, desire to sell or otherwise dispose of such interest, it shall notify NJMC in writing of the party to whom it desires to sell such interest and the price at which and the terms upon which it desires to sell the same, and NJMC shall, within 30 days of receipt of the notice, notify RMA in writing whether it wishes to purchase such interest at the price and on the terms set forth in the notice. If NJMC elects to purchase such interest, RMA shall be bound to convey, assign, or otherwise transfer such interest to NJMC promptly thereafter at such price and on such terms. If NJMC elects not to purchase such interest or fails to give notice of its intention within the 30-day period, RMA shall be free to convey, assign, or otherwise transfer such interest to the third party at a price not less than stated in the notice or on more favorable terms than those stated in the notice. Any conveyance by RMA to a third party shall be subject to the terms of this Agreement. If RMA shall not have so disposed of such interest to said third party within 90 days after receipt of notice that NJMC elects not to exercise its right of first refusal or after expiration of that party's 30-day period within which to give notice, the provisions of this Section shall again apply to the disposition by RMA of any such interest.

12. **ASSIGNMENT.** Subject to the provisions of Section 12 above, the rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall extend to their successors and assigns, but no change or division in ownership of the Premises or NSR Royalty, however accomplished, shall operate to enlarge the obligations or diminish the rights of either party under this Agreement and neither NJMC nor its successors or assigns shall ever be required to make payments or to render reports or notices to more than one party. In the event RMA's interest in the Premises is now or hereafter owned by more than one party, NJMC may withhold further payments until all such owners have designated a single party to act for all of them hereunder in all respects, including but not limited to the giving and receiving of all notices and the receipt of all payments and reports. No such change or division in the ownership of the Premises or NSR Royalty shall be binding upon NJMC for any purpose until such person acquiring any interest has further furnished NJMC with the instrument or instruments, or certified copies thereof, constituting his claim of title from the original agreement with RMA. NJMC shall have the right to subcontract with others for the performance of exploration, development and mining work hereunder, subject to all of the terms of this Agreement, but no such subcontract shall relieve NJMC of its obligations to RMA hereunder.

13. **TERMINATION OF AGREEMENT.**

13.1 **By RMA.** If NJMC fails to keep and perform all of the terms and conditions of this Agreement on its part to be kept and performed, then RMA may notify NJMC of the default in writing specifying the default. If within ten days after NJMC's receipt of such notice, in case of default arising through failure to account for royalties, or to make the payments herein mentioned, and within 30 days in the case of any other default, NJMC shall make such royalty or other payments, or commence and diligently thereafter proceed to correct such other default, this Agreement shall continue in good standing. However, upon failure of NJMC to make such royalty or other payment within ten days or to commence within 30 days to cure any other default and diligently thereafter proceed to correct the same, RMA may then, by written notice or demand, forthwith terminate this Agreement and fully repossess itself of the Premises, and without prejudice

to any other rights which might otherwise accrue to RMA for the violation of the terms hereof. After such default and termination of this Agreement, NJMC shall have no further rights in or right to the possession of the Premises or any part thereof, except for the purpose of accomplishing the removal of its machinery and equipment as set forth below in Section 15.

13.2 **By NJMC.** NJMC may terminate this Agreement in whole or in part at any time and from time to time upon written notice delivered to RMA which termination shall take effect upon any future date set forth in the notice, or, if no date is specified, upon the date of delivery of the notice with respect to that part of the Premises specified in the notice. Upon such termination, all right, title and interest of NJMC under this Agreement as to that portion of the Premises specified in the notice shall terminate, and NJMC shall not be required to make any further payments, or to perform any further obligations hereunder as to said portion of the Premises, except payments or obligations which then have accrued under the express provisions of this Agreement and which have not been paid or performed.

13.3 **Quitclaim of Premises.** In the event that this Agreement is terminated byeither party, NJMC will quitclaim the premises back to RMA.

14. **REMOVAL OF EQUIPMENT.** NJMC shall have the right, at any time within one year after the termination or expiration of this Agreement, to remove all property, fixtures, structures, machinery or equipment erected or placed by NJMC on or in the Premises. RMA shall have the right to require NJMC to remove any or all such property, fixtures, structures, machinery or equipment within one year after the termination or expiration hereof.

15. **NOTICES.** Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, return receipt requested. Notices so mailed shall be deemed effective on the third business day after mailing. Until change of address is communicated, all notices shall be addressed to:

RMA: Revett Metals Associates
737 S. 5th St. W.
Missoula, MT 59801

NJMC: New Jersey Mining Company
P. O. Box 1019
Kellogg, Idaho 83837

16. **GENERAL.**

16.1 **Modification.** The parties hereto by mutual written agreement may, at any time and

from time to time, amend this Agreement and any of the terms hereof.

16.2 **Further Documents.** The parties hereto further agree to execute all such further documents and do all such further things as may be necessary to give full effect to these presents.

16.3 **Entire Agreement.** This is the entire Agreement between the parties and no modification shall be effective unless in writing and executed by the parties hereto.

16.4 **Law.** The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the state where the Premises are located.

J. a. [illegible]

IN WITNESS WHEREOF, this instrument is executed as of the date above written.

RMA:

REVETT METALS ASSOCIATES

By: [signature]
Ted Antonioli

By: [signature]
Bruce E. Cox

NJMC:

NEW JERSEY MINING COMPANY

By: [signature]
Fred W. Brackebusch, President

9.0 [handwritten initials]

STATE OF IDAHO)
) ss.
COUNTY OF SHOSHONE)

On this 13th day of October, 2011, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared , Fred W. Brackebusch, known to me and to me known to be the President of NEW JERSEY MINING COMPANY, a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said officer executed the same on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

CARY A. SPOOR
NOTARY PUBLIC
STATE OF IDAHO

Cary A Spoor
Notary Public for the State of Idaho
Residing at Kellogg
My commission expires: 5-31-17

STATE OF MONTANA)
) ss.
COUNTY OF MISSOULA)

On this 11th day of October, 2011, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared Ted Antonioli, known to me and to me known to be a principal associate of REVETT METALS ASSOCIATES, an individual whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the same on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

NOTARIAL SEAL
CHRISTINE PATTON
NOTARY PUBLIC for the State of Montana
Residing at Lolo, Montana
My Commission Expires February 25, 2015

Christine Patton
Notary Public for the State of Montana
Residing at Lolo MT
My commission expires: Feb 25, 2015

STATE OF ~~MONTANA~~ Idaho)
) ss.
COUNTY OF ~~MISSOULA~~ Shoshone)

On this 13th day of October, 2011, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared Bruce E. Cox, known to me and to me known to be a principal Associate of REVETT METALS ASSOCIATES, an individual whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

[signature]
Notary Public for the State of ~~Montana~~ Idaho
Residing at Kellogg
My commission expires: 5-31-17

EXHIBIT A

TO MINING AGREEMENT

Description of the Premises covered by Mining Agreement between Revett Metals Associates (RMA), and New Jersey Mining Company (NJMC), dated October 13, 2011, covering mining claims located in Shoshone County, Idaho, to wit:

IMC No.	Document	Claim Name	Date Located
193938	442225	JB #1	09-Nov-07
193939	442234	JB #10	09-Nov-07
193940	442235	JB #11	09-Nov-07
193941	442236	JB #12	09-Nov-07
193942	442237	JB #13	19-Nov-07
193939	442226	JB #2	09-Nov-07
193940	442227	JB #3	09-Nov-07
193941	442228	JB #4	19-Nov-07
193942	442229	JB #5	19-Nov-07
193943	442230	JB #6	19-Nov-07
193944	442231	JB #7	19-Nov-07
193945	442232	JB #8	19-Nov-07
193946	442233	JB #9	19-Nov-07
187316	418029	Niagara 1	11-Jul-04
187317	418030	Niagara 2	11-Jul-04
187318	418031	Niagara 3	11-Jul-04
187319	418032	Niagara 4	11-Jul-04
187320	418033	Niagara 5	11-Jul-04
187321	418034	Niagara 6	11-Jul-04
187322	418035	Niagara 7	11-Jul-04
187323	418036	Niagara 8	11-Jul-04
187324	418037	Niagara 9	11-Jul-04